UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2016

Date of Report (Date of earliest event reported)

KSIX MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Suite A-910 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 701-8030

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 5.01 Changes in Control of Registrant

Pursuant to Master Agreement (e.g. previously disclosed on a Form 8-K Current Report) between, KSIX Media Holdings, Inc., a Nevada corporation (“Company”), True Wireless, LLC, an Oklahoma limited Liability Company (“True Wireless”), and certain members of True Wireless, Carter Matzinger transferred ownership of 7,500,000 shares of Class “A” Preferred Stock to Kevin Brian Cox (“Cox”) effectively providing Cox with voting control of the Company in all matters related to the shares of Common Stock of the Company.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On or about July 25, 2017, the Company received and accepted the resignation of Clinton Coldren (“Coldren”) as a director of the Company. On such same said date, the Company nominated and approved Cox as Coldren’s successor pursuant to a unanimous vote of its Board of Directors by Written Consent pursuant to N.R.S. Chapter 78.315 and the Company’s bylaws.

On or about July 26, 2017, the Company received and accepted the resignation of Carter Matzinger (“Matzinger”) from all officer positions he held with the Company (e.g. Chief Executive Officer, President, Treasurer, and Secretary). On such same said date, the Company’s Board of Directors nominated and approved the following new officers of the Company pursuant to a unanimous vote of its Board of Directors by Written Consent pursuant to N.R.S. Chapter 78.315 and the Company’s bylaws: (1) Cox as the new Chief Executive Officer, President, Secretary, and Treasurer; and (2) Anthony P. Nuzzo Jr. as the Company’s Chief Strategy Officer. Additionally, pursuant to this same Written Consent dated July 26, 2017, the Company’s Board of Directors nominated and unanimously approved naming Cox as the Chairman of the Board of the Company. Matzinger retained his position as a director of the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KSIX MEDIA HOLDINGS, INC.

DATE: August 1, 2017	By:	/s/ Kevin Brian Cox
	Name:	Kevin Brian Cox
	Title:	President and Chief Executive Officer